STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT, made and entered into this 24th day of June, 1998, by and between

     METALS USA, INC., a corporation organized and existing under the laws of Delaware, having its principal place of business at Three Riverway, Suite 600, Houston, Texas (hereinafter referred to as the "Buyer"),

     PHILIP METALS (USA) INC., a corporation organized and existing under the laws of Ohio, having its principal place of business at 100 King Street West, Hamilton, Ontario, Canada (hereinafter referred to as the "Seller").

     PHILIP SERVICES CORP., a corporation amalgamated under the laws of the Province of Ontario having its principal place of business at 100 King Street West, Hamilton, Ontario, Canada (hereinafter referred to as "Philip").

     PHILIP ENTERPRISES INC., a corporation amalgamated under the laws of the Province of Ontario having its principal place of business at 100 King Street West, Hamilton, Ontario, Canada (hereinafter referred to as "Canadian Parent").

                      W I T N E S S E T H:

     WHEREAS Intsel Southwest Limited Partnership, a Connecticut limited partnership (hereinafter referred to as the "Partnership"), is engaged in the business of purchasing, warehousing, distributing, processing, and selling heavy carbon steel products;

     WHEREAS PEN Metals (Delaware), Inc., a Delaware corporation, owns a one per cent (1 %) Partnership Interest in, and is the general partner of, the Partnership;

     WHEREAS Philip Metals (Delaware), Inc., a Delaware corporation, owns a ninety-nine per cent (99%) Partnership Interest in, and is the sole limited partner of, the Partnership;

     WHEREAS the Seller is the owner of (a) all of the outstanding shares of capital stock of Philip Metals (Delaware), Inc., being 1,000 common shares (the "Limited Partner Shares"), and (b) all of the outstanding shares of capital stock of PEN Metals (Delaware), Inc., being 1,000 common shares (the "General Partner Shares");

     WHEREAS Philip is the indirect parent of the Seller;

     WHEREAS the Seller desires to sell to the Buyer and Buyer desires to purchase from Seller the Limited Partner Shares and the General Partner Shares upon the terms and conditions set forth herein;
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                                       2

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                         INTERPRETATION AND APPLICATION

1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings respectively ascribed thereto:

"Affiliate" shall mean, in respect of any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person.

"Agreement" shall mean this Stock Purchase Agreement entered into by and between the Buyer and the Seller, as the same may be amended, modified, supplemented, and/or restated from time to time, together with all Schedules attached hereto.

"Business Employee" and "Business Employees" shall mean, respectively, each employee of the Partnership and collectively the employees of the Partnership.

"Buyer" shall mean Metals USA, Inc.

"Buyer's Documents" means and includes this Agreement and the other agreements, instruments, certificates or other documents executed and delivered by Buyer or any Affiliate thereof in connection with this Agreement and/or the Closing.

"Buyer's Indemnified Affiliates" shall have the meaning ascribed thereto in
Section 9.01.

"Claim" means and includes any losses, claims, liabilities, damages, judgments, payments, costs and expenses (including reasonable legal fees and expenses incurred after the Closing Date in defense of any Claim.)

"Closing" means the consummation of the purchase and sale of the shares of the Companies and the other transactions contemplated by this Agreement.

"Closing Date" shall have the meaning ascribed thereto in Section
8.01.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Companies" shall mean, collectively, PEN Metals (Delaware), Inc., and Philip Metals (Delaware), Inc. and "Company" shall refer individually to PEN Metals (Delaware), Inc. or Philip Metals (Delaware) Inc.
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                                       3

"Contract" means and includes any contract, agreement, instrument, undertaking, commitment or arrangement, of any kind or description whatsoever to which the Partnership or either of the Companies is a party or by which any property, assets, capital stock or partnership interest (as the case may be) of the Partnership, or the Companies is subject or bound.

"Control" shall mean, in respect of any Person, the power to control the direction, management and policies of that Person, or to elect a majority of the directors, managing directors, trustees or other governing authorities of that Person. The verbal forms "controls" and "controlled" shall be interpreted accordingly.

"Disclosure Schedule" means the Disclosure Schedule comprising the Schedules referred to in Section 3.01 hereof, delivered by Seller to Buyer contemporaneously with this Agreement (or prior thereto).

"Employee Benefits" shall have the meaning ascribed thereto in Section 4.07.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"GAAP" means generally accepted United States accounting principles in effect from time to time.

"General Partner Purchase Price" shall have the meaning ascribed thereto in
Section 2.01(a).

"General Partner Shares" means all of the issued and outstanding shares of capital stock of PEN Metals (Delaware), Inc., being 1,000 shares of common stock.

"Group Benefit Arrangement" shall have the meaning ascribed thereto in Section 3.01(k)(i)(B).

"HSR Act" means the Hart- Scott -Rodino Act of 1976, as amended.

"Indemnitee" shall mean the party seeking indemnification pursuant to Article
IX.

"Indemnitor" shall mean the party from which indemnification is sought pursuant to Article IX.

"Intercompany Indebtedness" shall mean all indebtedness of the Partnership due to the Seller, the Companies or any Affiliate thereof and all indebtedness of the Companies due to the Seller or any Affiliate of Seller.

"Law" or "Laws" shall mean and include all federal, state, regional, local and foreign laws, statutes, ordinances, codes, judgments, orders, decrees, directives, rules and regulations of any governmental authority, court or arbitrator.

"Liens" shall mean and include all liens, security interests, mortgages, pledges, covenants, easements and other encumbrances and defects in title.
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                                       4

"Limited Partnership Agreement" shall mean that certain Agreement of Limited Partnership of Intsel Southwest Limited Partnership, by and between PEN Metals (Delaware), Inc. and Philip Metals
(Delaware), Inc., dated February 1, 1997.

"Limited Partner Purchase Price" shall have the meaning ascribed thereto in
Section 2.01(b).

"Limited Partner Shares" means all of the issued and outstanding shares of capital stock of Philip Metals (Delaware), Inc., being 1,000 shares of common stock.

"Material Adverse Effect" means a condition or event which has had, or if it should come about would reasonably be expected to have, a material adverse effect on the business, financial condition, operations, properties or assets, earnings or prospects of the Companies or the Partnership as the case may be taken as a whole.

"Notice  of  Claim"  shall have the meaning ascribed  thereto  in
Section 9.05.

"Partnership" shall have the meaning ascribed thereto in the preamble to this Agreement.

"Partnership Benefit Arrangements" shall have the meaning ascribed thereto in
Section 3.01(k)(ii).

"Partnership Financial Statements" shall have the meaning ascribed thereto in
Section 3.01(i)(ii).

"Partnership Interest" shall mean the entire interest in the Partnership held by PEN Metals (Delaware), Inc., and Philip Metals (Delaware), Inc., respectively, as set forth in the Limited Partnership Agreement or otherwise existing, including all rights to receive distributions of capital and profits in respect of such interest.

"Partnership's Facilities" shall mean, collectively, the facilities from which the Partnership carries on its business as at the Closing Date, which are located in or around (i) Tulsa, Oklahoma, (ii) San Antonio, Texas, (iii) Houston, Texas, (iv) Dallas, Texas, (v) Lafayette, Louisiana, and (vi) Birmingham, Alabama.

"Permit" means and includes any governmental licenses, permits, rights, privileges, registrations, required reports, franchises, authorizations and other consents which are required under any applicable Law to own and/or operate the business of the Companies or of the Partnership.

"Permitted Liens" shall mean (i) construction, warehousemen's, mechanics', carriers', workers', repairers', and other similar liens arising or incurred in the ordinary course of the business that relate to obligations not yet due or delinquent or obligations that are being challenged through appropriate procedures and for which adequate reserves have been established; (ii) such title defects and irregularities, charges, easements, rights of way or restrictions, if any, which either alone or in the aggregate do not materially detract from the value of, or materially interfere with the present use of, the real property which is subject thereto or affected thereby; (iii) all liens, exceptions, imperfections in title, charges, easements, restrictions and encumbrances established pursuant to or permitted by this Agreement; (iv) liens on equipment or goods acquired or held in the ordinary course of the business, incurred solely to secure purchase-money financing for the acquisition of such equipment or goods; (v) undetermined or inchoate liens and charges incidental to construction, maintenance or operations that relate to obligations not yet due or delinquent or obligations that are being challenged by appropriate procedures and for which adequate reserves have been established; and (vi) liens for taxes and assessments for the then current year, liens for taxes and assessments not at the time overdue and liens securing workers' compensation assessments not at the time overdue.

"Person" shall include an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture, association, trust, unincorporated organization, government or governmental agency, and any other legal entity.

"Philip Plan" shall have the meaning ascribed thereto in Section 4.06 hereof.

"Real Property" shall have the meaning ascribed thereto in Section 3.01(aa).

"Returns" shall have the meaning ascribed thereto in Section 3.01(t).

"Retirement Plan" shall have the meaning ascribed thereto in Section 3.01(k)(i)(A).

"Seller" shall have the meaning ascribed thereto in the preamble to this Agreement.

"Seller's Documents" means this Agreement, and the other agreements, instruments, certificates or other documents executed and delivered by Seller or the Companies in connection with this Agreement and/or the Closing.

"Seller's Indemnified Affiliates" shall have the meaning ascribed thereto in
Section 9.02.

"Shares" shall mean, collectively, the General Partner Shares and the Limited Partner Shares.

"Taxes" shall have the meaning ascribed thereto in Section 3.01(t).

"Third-Party Claim" shall have the meaning ascribed thereto in Section 9.06.

"U.S. Parent" shall have the meaning ascribed thereto in Section 6.05(ii).

1.02. Other Rules of Construction. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references to "party" and "parties" shall be deemed references to the parties to this Agreement and to a party's successor in title unless the context shall otherwise require. All references to Sections and Paragraphs shall be deemed references to Sections and Paragraphs of this Agreement, unless the context shall otherwise require. All references herein to Schedules shall be deemed to be references to the Schedule(s) attached to this Agreement. The terms "this Agreement," "hereof," "hereunder," and similar expressions refer to this Agreement as a whole and not to any particular Article or Section or other portion of this Agreement and include any agreement supplemental hereto. The conjunction "or" shall be understood in its inclusive sense (and/or). Any reference to the best of a party's knowledge in relation to a representation or warranty of such party shall mean that the officers of such party (or of the Affiliates of such party) listed on Schedule 1.02 hereto have no knowledge, after making reasonable inquiries into the relevant subject matter, that such representation or warranty is not true.

1.03. Effects. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement shall not create or confer, or be construed as creating or conferring, any right, remedy, claim or benefit upon any Person, including any Business Employee or former Business Employee, other than the parties hereto and their respective successors and permitted assigns.

1.04. Waivers and Amendments. Any amendment or supplementation of this Agreement or any waiver of any term or condition thereof shall be effective only if in writing. A waiver of any breach of the term or condition of this Agreement shall not in any way be construed as a waiver of any subsequent breach.

1.05. Severability. In the event that any one or more of the provisions contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Agreement shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

1.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

1.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict-of-laws rules thereof.

1.08. Entire Agreement. This Agreement, and the Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement contain the entire agreement between the Buyer and the Seller in respect of the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

1.09. Interpretation of Schedules. The fact that any asset, item, action, entity, event, condition, or other matter is set forth or described in any one or more of the Schedules hereto shall not alone be construed as a representation, admission (by any Person) or evidence that such asset, item, action, entity, event, condition, or other matter is, or may at any time be or have been, material in any way to the business or to the transactions contemplated by this Agreement.

1.10. U.S. Dollars. All dollar amounts referenced in this Agreement shall be in U.S. Dollars.

                           ARTICLE II

                        PURCHASE AND SALE

2.01. Purchase and Sale of the Shares.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller agrees to sell, and Buyer agrees to purchase, the General Partner Shares for a purchase price equal to $xxx,xxx (the "General Partner Purchase Price"). The Seller and Buyer agree that all of the General Partner Purchase Price shall be allocable exclusively to the acquisition of General Partner Shares hereunder and that reports or returns filed for Federal income tax purposes shall be consistent with such allocation.

     (b) Upon the terms and subject to the conditions set forth in this Agreement at the Closing, the Seller agrees to sell, and Buyer agrees to purchase, the Limited Partner Shares for a purchase price equal to $xx,xxx,xxx (the "Limited Partner Purchase Price"). The Seller and Buyer agree that all of the Limited Partner Purchase Price shall be allocable exclusively to the acquisition of Limited Partner Shares hereunder and that reports or returns filed for Federal income tax purposes shall be consistent with such allocation.

2.02. Payment; Delivery of Certificates. At the Closing, subject to the terms of an escrow agreement to be entered into on Closing between Buyer and Seller as to $xxx,xxx of the General Partner Purchase Price, (a) Buyer shall pay by wire transfer of immediately available funds, as directed by Seller, the amount of the General Partner Purchase Price; (b) Buyer shall pay by wire transfer of immediately available funds, as directed by Seller, the amount of the Limited Partner Purchase Price; (c) Seller shall deliver to Buyer certificates for the General Partner Shares, duly endorsed or accompanied by stock powers duly endorsed in blank; and (d) Seller shall deliver to Buyer certificates for the Limited Partner Shares, duly endorsed or accompanied by stock powers duly endorsed in blank.


                           ARTICLE III

                 REPRESENTATIONS AND WARRANTIES

3.01. Representations and Warranties of the Seller. The Seller represents and warrants to Buyer that, as of the Closing Date:

     (a) Organization and Standing of the Seller. The Seller is a corporation duly organized and validly existing under the laws of the State of Ohio. The Seller is qualified to transact business and is in good standing as a foreign corporation in any jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the ability of the Seller to execute this Agreement and the Seller Documents or to perform its obligations hereunder or thereunder.

     (b) Organization and Standing of the Companies. Each of the Companies is a corporation duly organized and validly existing under the laws of the State of Delaware and each has all requisite power and authority to own its assets and properties. Each of the Companies is qualified to transact business and is in good standing as a foreign corporation in any other jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the ability of such Company to own its interest in the Partnership. The Seller has delivered to the Buyer complete and correct copies of the Certificate of Incorporation and By-Laws of each of the Companies, as amended and in effect on the Closing Date. There are no minutes or resolutions of the Companies, which have not been made available to Buyer and all such minutes and resolutions are correct and complete in all material respects.

     (c) Organization and Standing of the Partnership. The Partnership is a limited partnership duly organized, validly existing and subsisting under the laws of the State of Connecticut and has all requisite power and authority to own, to operate and to lease its assets and properties, and to carry on its business as currently conducted. The Partnership is qualified to transact business and is in good standing as a foreign limited partnership in any other jurisdiction where the failure to be so qualified would have a Material Adverse Effect. The Seller has delivered to the Buyer a complete and correct copy of the Limited Partnership Agreement, as amended and in effect on the Closing Date.

     (d) Capital Stock of the Companies.

          (i) The authorized and issued capital stock of each of the Companies is as set out in Schedule 3.01(d)(i). The Seller is the owner of all of the issued and outstanding shares of capital stock of each of the Companies. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Seller. There are no outstanding options, warrants or other rights to acquire, or any plans or commitments for the issuance of, or the granting of rights to acquire (A) any shares of capital stock of the Companies or (B) any securities convertible into or exchangeable for any shares of capital stock of the Companies. There are no outstanding contractual obligations of the Companies to repurchase, to redeem, or otherwise to acquire any outstanding shares of the capital stock thereof.

          (ii) Upon delivery of certificates for the Limited Partner Shares to Buyer pursuant to this Agreement, Buyer will acquire valid and marketable title to the Limited Partner Shares, free and clear of all Liens.

          (iii) Upon delivery of certificates for the General Partner Shares to Buyer pursuant to this Agreement, Buyer will acquire valid and marketable title to the General Partner Shares, free and clear of all Liens.

          (iv) Except for the Partnership Interests, neither of the Companies owns, directly or indirectly, any capital stock in any corporation or any voting or management interest in any other Person nor do the Companies carry on any business.

     (e) Capitalization of the Partnership.

          (i) The Partnership Interests represent one hundred percent (100%) of all interests in the Partnership, and the Partnership Interests are comprised solely of those rights and obligations set forth in the Limited Partnership Agreement and in the Connecticut Uniform Limited Partnership Act (as set forth in Conn. Gen. Stat. 34-9 to 34-38q (1993)).

          (ii) Except for the Partnership Interests, there are no partnership interests or other securities (whether or not such securities have voting rights) of the Partnership issued or outstanding or any options, warrants, calls, rights or other agreements or commitments of any character obligating the Companies to cause the Partnership to issue, to transfer or to sell, or to cause the issuance, transfer or sale of, any partnership interests in the Partnership.

          (iii) At the time of Closing, the Partnership Interests will be free and clear of all Liens and there are no outstanding contractual obligations of the Companies, that relate to the purchase, sale, redemption, acquisition, transfer, disposition, holding, or voting of the Partnership or the management or operation of the Partnership.

          (f) Authorization and Binding Effect. All proceedings required by the Certificate of Incorporation and By-Laws of the Seller or otherwise for the execution and delivery by the Seller of this Agreement and each of the Seller Documents to which the Seller is a party and for the consummation by the Seller of the transactions contemplated hereby and thereby have been duly taken. (i) The representatives of the Seller executing this Agreement have the authority to bind the Seller to the terms of this Agreement; and (ii) the Seller has the legal right, power and authority to execute, to deliver, and to perform this Agreement and the Seller Documents to which the Seller is a party and, upon obtaining all necessary consents and approvals described in Schedule 3.01(g), to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and when duly executed and delivered the Seller Documents to which the Seller is a party will constitute, the legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, and similar laws of general application relating to or affecting the enforcement of rights of creditors and, further, except that the availability of equitable remedies is subject to the discretion of the court, arbitrator or tribunal before which any proceeding may be brought.

     (g) Consents and Approvals. Except as set forth in Schedule 3.01(g), no consent, approval, authorization, waiver or notice to or from any Person is required for the execution, delivery, or performance by the Seller of this Agreement or any of the Seller Documents to which the Seller is a party.

     (h) No Violation. The execution and delivery by the Companies or Seller of the Seller Documents to which they are respectively a party, and the performance by such parties of their respective obligations thereunder, does not and will not contravene, conflict or be inconsistent with, result in a breach of, constitute a violation of or default under, or require or result in any right of acceleration or create or impose any Lien under (all or any of the foregoing a "breach"):

          (i) the Companies' or Seller's respective articles or certificate of incorporation or by-laws (or other organization documents);

          (ii) any Law applicable or relating to the Companies or Seller or any of the businesses or assets of the Companies except any violation which alone or in the aggregate would not be material;

          (iii) any material Contract or Permit; or

          (iv) any judgment, order or decree of any court or governmental authority which is binding upon the Companies or the Seller.

     (i) Financial Statements and Financial Condition. Attached as Schedule 3.01(i) hereto are:

          (i) the unaudited balance sheet of the Partnership as of December 31, 1996, and December 31, 1997, and the related income statements for the years then ended; and

          (ii) the unaudited balance sheet of the Partnership as of March 31, 1998 and the related income statement for the three (3) months period then ended (collectively the balance sheets and income statement described in (i) and (ii) are called the "Partnership Financial Statements").

          The Partnership Financial Statements present fairly, in all material respects, the financial position and results of operations of the Partnership as at the respective dates thereof, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved except as disclosed in Schedule 3.01(i) and except that

          (i) certain note disclosures required by GAAP are not included therein; and

          (ii) the corporate staff of an Affiliate of Seller supplies centralized banking and cash management and administrative services to the Partnership and provides tax, general accounting, auditing, human resources, and legal services to the Partnership, none of which have been charged to the Partnership or included in the Partnership Financial Statements.

          The Companies' only asset is their respective investments in the Partnership. The Companies' only liabilities are for intercompany indebtedness and deferred taxes which will be zero at Closing.

     (j)  Transactions with Certain Persons. Except as set forth in
          Schedule 3.01(j), since March 31, 1998, neither the Partnership nor either of the Companies has, directly or indirectly, purchased, leased or otherwise acquired any material property or obtained any material services from, or sold, leased or otherwise disposed of any material property or furnished any material services to (i) the Seller or any Affiliate of the Seller, except in the ordinary course of the business; or (ii) any director or officer of the Seller, whether in the ordinary course of the business or otherwise, except as remuneration for services rendered as a director, officer, or employee of the Partnership or any of the Companies. Except as set forth in Schedule 3.01(j), neither the Partnership nor either of the Companies has any contract with or commitment to, or owes any amount to, or is owed any amount by

          (i)  the Seller or any Affiliate of the Seller; or

          (ii) any director or officer of the Seller, except in respect of services rendered as a director, officer, or employee of the Partnership or either of the Companies.

     (k)  Employee Benefit Plans and Arrangements.

          (i)  Set forth in Schedule 3.01(k) is a complete and correct list of:

               (A) Each arrangement (x) that is intended to be a "qualified plan" within the meaning of Code Section 401 (a), (y) the principal sponsor of which is the Seller or an Affiliate of the Seller (other than the Partnership or the Companies), and (z) that covers any employee or former employee of the Partnership (each such arrangement, a "Retirement Plan"); and

               (B) Each arrangement providing for workers' compensation, disability benefits, medical benefits, dental benefits, supplemental unemployment benefits, severance pay, vacation pay, deferred compensation, stock options, post retirement benefits, or other similar benefits (x) that is not a Retirement Plan, (y) the principal sponsor of which is the Seller or an Affiliate of the Seller (other than the Partnership or the Companies), and (z) that covers any employee or former employee of the Partnership (each such arrangement, a "Group Benefit Arrangement").

          (ii) Set forth in Schedule 3.01(k) is a complete and correct list of:

               (A) Each employment, severance, bonus or other similar agreement by and between the Partnership and any employee or former employee of the Partnership; and

               (B) Each arrangement providing for workers' compensation, disability benefits, medical benefits, dental benefits, supplemental unemployment benefits, severance pay, vacation pay, deferred compensation, stock options, post retirement benefits, or other similar benefits, that is not a Retirement Plan, (y) the principal sponsor of which is the Partnership, and (z) that covers any employee or former employee of the Partnership (such agreements, plans, and arrangements described in this paragraph (ii) hereinafter referred to collectively as the "Partnership Benefit Arrangements").

          (iii) The Partnership Benefit Arrangements, the Retirement Plan as written and all other Group Benefit Arrangements, except for matters for which Seller is providing indemnification under
               Section 9.01(d) hereof, are each in substantial compliance with the applicable provisions of ERISA, and those provisions of the Code applicable to any of them.

          (iv) All contributions to, and payments from, the Retirement Plan, the Group Benefit Arrangements and the Partnership Benefit Arrangements which may have been required to be made in accordance with the terms of the Retirement Plan, the Group Benefit Arrangements or the Partnership Benefit Arrangements or applicable law have been duly and timely made or are properly accrued on the books of the Partnership or the Seller or any Affiliate of Seller as the case may be.

     (l)  Employees and Labor Relations.

          (i) Except as disclosed in Schedule 3.01(l)(i), no employee of the Partnership is covered by any collective bargaining agreement or is a party to any Contract with the Partnership. The Partnership is in substantial compliance with all Laws relating to the employment of labor, including, without limitations, those relating to wages, hours, and payment of social security and similar Taxes and is not knowingly engaged in any unfair labor practice or discrimination. Except as disclosed in Schedule 3.01(l)(i), there are no complaints against the Partnership pending or, to the best knowledge of Seller, threatened before the National Labor Relations Board or any similar state or local labor agency by or on behalf of any employee of the Partnership. The Companies have no employees.

          (ii) Schedule 3.01(l)(ii) contains an accurate list of the name, salary or hourly wage rate and date of hire of each Business Employee as of the date hereof.

     (m) Litigation and Compliance. Except as set forth on Schedule 3.01(m) there is no action, suit, claim, order, judgment, decree, writ, injunction or proceeding, including any condemnation or eminent-domain proceeding, or governmental or administrative investigation, pending, or to the best of the Seller's knowledge threatened, against the Seller or the Companies or the Partnership, relating to the Companies, the Partnership, or the business of the Partnership that has or is likely to (i) result individually or in the aggregate in a liability of the Companies or the Partnership in an amount in excess of one hundred thousand dollars ($100,000), or (ii) limit or affect the ability of the Seller to execute this Agreement or the Seller Documents to which the Seller is a party or otherwise to consummate and to perform the Seller's obligations hereunder and thereunder. Except as disclosed on Schedule 3.01(m), since December 20, 1996, the Partnership has conducted and now conducts its business in substantial compliance with all Laws, regulations, writs, injunctions, decrees and orders applicable to the Partnership or its assets (other than those Laws relating to the environment which are dealt with exclusively in Section 3.01(o) hereof).

     (n) Permits. The Partnership or the Companies have obtained all Permits required in connection with the conduct of the business of the Partnership. Section 3.01(n) contains a complete list of all Permits held by or issued in favour of the Partnership as of the Closing Date. All such Permits are valid and in full force and effect, and there exists no material default or violation by the Partnership under any such Permit. No event, act or omission has occurred which has resulted, or (with or without notice, the passage of time or the occurrence of any other event) could result in the revocation or non-renewal of any Permit.

     (o)  Certain  Environmental Matters. Except as set forth  in
          Schedule 3.01(o), the Partnership's Facilities are not in violation of any applicable federal or state law, rule, regulation, order or decree regarding environmental protection, which violation individually or in the aggregate would have a Material Adverse Effect. The Partnership is conducting its business in material compliance with all applicable environmental laws. There are no material outstanding complaints, orders, citation, notices, or orders of violation or non-compliance issued to the Partnership under any applicable environmental laws. The Company and the Partnership do not and will not have any liability for any obligation or liability of Intsel Corporation in respect of the Kin-Buc landfill site or the Terracorp. superfund site

     (p)  Operation of the Business.  Since  March 31, 1998,  the
          Seller and the Companies (i) have caused the Partnership to conduct its business in the ordinary course, consistent with past practices; (ii) have used their commercially reasonable efforts to maintain and preserve the Partnership's business organization, assets, licenses, Permits, Contracts and its relationship with suppliers, customers, and others having business relationships with the Partnership; (iii) have managed the cash of the Partnership and the Companies consistent with past practice (which Buyer acknowledges included the payment of cash not required in the operation of the Partnership, by dividend or other distribution, to the Seller or its Affiliates) and the Partnership has not, save and except as set forth in Schedule 3.01(p),

          (i) introduced any new policy or procedure regarding the management, operations, accounting, payment practices, billing or collection practices, other than as were in process at March 31, 1998;

          (ii) entered into any material transaction other than in the ordinary course of business, consistent with past practices;

          (iii) made any capital expenditures, or commited to make any capital expenditure, other than (x) expenditures in the ordinary course of business and individually in any amount less than $250,000 and in the aggregate in any amounts less than $500,000 or (y) pursuant to commitments therefor made prior to March 31, 1998, the particulars of which have been provided to the Buyer;

          (iv) increased the salary or commission level of, or paid bonuses other than those which are normal and customary or committed to prior to March 31, 1998, or paid any fees or unusual distributions to any officer, director, employee or agent (other than in the case of non-executive employees, routine increases in salary);

          (v) entered into any new or amended debt or capital lease instruments or increased borrowings other than in the ordinary course of business to finance working capital;

          (vi) effected any change in the capital structure of the Partnership;
               or

          (vii) entered into any agreement with respect to any of the foregoing.

     (q) No Material Adverse Change. Except as set forth in Schedule 3.01(q), since March 31, 1998, there has been no change in the affairs, assets, liabilities, operations or condition of the Companies, the Partnership, or its business, financial or otherwise, whether arising as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise, which individually or in the aggregate have had a Material Adverse Effect on the Companies or the Partnership.

     (r) Absence of Undisclosed Liabilities. Except as set forth in Schedule 3.01(r), neither of the Companies nor the Partnership has any liabilities (whether accrued, absolute, contingent or otherwise) in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate, other than

          (i) in respect of the Partnership, the liabilities and obligations that are reflected or reserved against in the Partnership Financial Statements; and

          (ii) any liabilities or obligations that are disclosed in this Agreement, including the Schedules hereto; and

          (iii) any obligations or liabilities incurred in the ordinary course of the business of the Partnership since March 31, 1998, as reflected in the books and records of the Partnership or the Companies.

     (s) Title to Fixed Assets. At the Closing, the Partnership will have good and marketable title, free and clear of all Liens other than Permitted Liens, to all of the fixed assets of the Partnership having a book value in excess of Fifty Thousand Dollars ($50,000) that are used in connection with its business as currently conducted, including land, improvements, buildings, automobiles, trucks, construction in progress, equipment, machinery, tools, spare parts, inventory, instruments, and furniture (other than any and all fixed assets that are leased, rented, or in respect of which the Partnership has a right of use which leases are listed in Schedule 3.01(s) hereto).

     (t) Taxes and Other Payments. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, unemployment, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such terms shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments.

          (i) All Tax returns ("Returns") required to be filed with respect to any Tax for which any of the Companies or the Partnership is liable, have been duly and timely filed with the appropriate taxing authority, each Tax shown to be payable on each such Return has been paid, each Tax payable by the Companies or the Partnership by assessment has been timely paid in the amount assessed, and adequate reserves have been established on the books of the Companies and the Partnership as appropriate for all Taxes for which any of the Companies or the Partnership is liable (other than any taxes arising as a result of the Section 338(h)(10) Election) but the payment of which is not yet due. Neither the Companies nor the Partnership is, or has ever been liable for any Tax payable by reason of the income or property of a Person other than the Companies or the Partnership. Except as disclosed in Schedule 3.01(t), each of the Companies and the Partnership have timely filed true, correct, in all material respects, and complete declarations of estimated Tax in each jurisdiction in which any such declaration is required to be filed by it. No liens for Taxes exist upon the assets of the Companies or the Partnership except liens for Taxes which are not yet due. Neither the Companies nor the Partnership is currently, or ever has been, subject to Tax in any jurisdiction outside the United States. Except as disclosed in Schedule 3.01(t), no litigation with respect to any Tax for which the Companies or the Partnership is asserted to be liable is pending or under discussion with any governmental entity relating to Taxes, or, to the best knowledge of the Seller, or any Affiliate, threatened, and no basis which the Companies, the Partnership, the Seller or its Affiliates believes to be valid exists on which a claim for any such Tax can be asserted against the Companies or the Partnership. Except as disclosed in Schedule 3.01(t), there are no requests for rulings or determinations in respect of any Taxes pending between the Companies or the Partnership and any governmental authority relating to Taxes. No extension of any period during which any Tax may be assessed or collected and for which the Companies or the Partnership is or may be liable has been granted to any governmental authority with respect to Taxes. Neither the Companies nor the Partnership is or has been party to any tax allocation or sharing agreement. All amounts required to be withheld by any of the Companies or the Partnership and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and accrued or paid to the proper governmental authority. The Companies and the Partnership have all made all deposits required by law to be made with respect to employees' withholding and other employment Taxes. Neither the Companies nor the Partnership is a "foreign person," as that term is referred to in Section 1445(f)(3) of the Code. The Companies have not filed a consent pursuant to Section 341(f) of the Code or any comparable provision of any other Tax statute and have not agreed to have Section 341(f)(2) of the Code or any comparable provision of any other Tax statute apply to any disposition of an asset. The Companies or the Partnership have not made, are not obligated to make and are not a party to any agreement that could require either of them to make any payment that is not deductible under
               Section 280G of the Code No accounting method changes of the Companies or of the Partnership have been made which could give rise to an adjustment under Section 481 of the Code. The amounts shown as accruals for taxes on the Partnership Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all periods shown.

          (ii) For purposes of this section, "related tax party" means all affiliates of the Companies who have joined them in the filing of a consolidated federal or combined state tax return including any entities that have been merged liquidated or otherwise legally combined with the Companies and any Affiliate thereof that have joined such entities in filing a consolidated federal or combined state tax return. Neither the Companies nor the Partnership are or will be liable for taxes of any related tax party, as such term is defined herein.

     (u) Contracts and Commitments. Schedule 3.01(u) sets forth a complete list of all Contracts except for:

          (i) routine purchase orders entered into in the ordinary course of business consistent with past practice; and

          (ii) employment and other Contracts terminable by the Partnership at will or on sixty (60) days' (or less) notice without penalty; and

          (iii) any other Contract involving liabilities or obligations for future payment by the Companies or the Partnership of not more than $250,000.

          Seller has heretofore delivered to Buyer, or made available for Buyer's review, copies of all such Contracts listed in Schedule 3.01(u). Except as may be indicated on Schedule 3.01(u) all Contracts listed in Schedule 3.01(u) are in full force and effect in accordance with the terms thereof (except to the extent that any courses of dealing have effected deviations therefrom, none of which are material), and are enforceable in accordance with their terms, and there are no material breaches and no outstanding material defaults by any other party to the best knowledge of the Seller.

          The Partnership is not a party to or otherwise bound by any distributorship, dealership, sales agency, franchise or similar arrangement that relates to the sale or distribution of products manufactured or sold by or on behalf of the Partnership.

     (v) Books and Records. The books and records of the Partnership and the Companies are in all material respects complete and correct, and fairly reflect the transactions of the Partnership and the Companies, and the assets and liabilities of the Partnership and the Companies respectively.

     (w) Significant Customers. Schedule 3.01(w) sets forth a list of all customers representing two percent (2%) or more of the Partnership's revenues in fiscal 1997. None of such customers have cancelled or substantially reduced or, to the best knowledge of the Seller, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the Partnership.

     (x)  Insurance.  The Partnership has been covered since December
          20, 1996 by insurance in scope and amount customary and reasonable for the businesses in which the Partnership has engaged during such period. Schedule 3.01(x) sets forth a list of all insurance coverage now covering the Partnership and a list of all insurance loss runs and workers compensation claims received since December 20, 1996. Such insurance coverage evidences all of the insurance that the Partnership is required to carry pursuant to its Contracts and pursuant to all applicable Laws. Except as set forth on Schedule 3.01(x), none of such policies is a "claims made" policy.

     (y) Disclosure. No representation or warranty in this Agreement contains any untrue statement or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in all material respects.

     (z) Certain Business Practices. Since December 20, 1996 neither the Partnership nor any person acting on behalf of the Partnership has given or offered anything of value to any governmental official, political party or candidate for governmental office nor has it or any of them otherwise taken any action which would cause the Partnership to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

     (aa) Real Property.

          (i) The Partnership has good and indefeasible fee simple title in and to each of the properties listed on Schedule 3.01(aa) (collectively, the "Real Property"), free and clear of all liens and encumbrances;

          (ii) The Partnership has, during the period of the Partnership's ownership of the Real Property, been in substantial compliance with all applicable Laws relating to the Real Property and, to the best knowledge of Seller, the Real Property and its existing and prior uses have not violated and do not violate the provisions of any applicable Laws relating thereto, which violation individually or in the aggregate would be material to the Partnership;

          (iii) Neither Seller nor the Partnership has granted to any person, firm or entity, other than Buyer pursuant to this Agreement, any right to purchase the Real Property or any portion thereof which remains outstanding as of the date hereof or which shall remain outstanding as of the Closing Date, and there are no other parties in possession of any portion of the Real Property;

          (iv) Neither Seller nor the Partnership has received notice (and has knowledge) of any pending or threatened condemnation or similar proceeding affecting the Real Property; and

          (v) Neither Seller nor the Partnership has knowledge of any facts, restrictions, encumbrances or other circumstances relating to the Real Property which would prevent or materially interfere with continued use by Buyer of the Real Property consistent with past practice.

     (bb) Interest-Bearing Indebtedness. At the Closing Date, the Partnership and the Companies shall have no interest-bearing indebtedness and the Partnership's working capital shall be adequate to operate the business consistent with past practice.

3.02. Disclaimer. The Seller makes no representation or warranty and affirmatively disclaims any representation, warranty or responsibility for any advice, suggestion, plan or program communicated in any form to the Buyer or its Affiliates or any of their respective representatives by any officer, employee or consultant of the Seller, any of the Companies, the Partnership, or any other Affiliate of the Seller, regarding the conduct, prospects, development or improvement of either of the Companies, the Partnership, or its business, or of the business activities to be conducted by the Buyer after the Closing.

3.03. Representations and Warranties of Buyer. Buyer hereby represents and warrants to the Seller as follows:

     (a) Organization and Good Standing. Buyer is a corporation duly organized, validly existing and subsisting under the laws of Delaware. The Buyer is qualified to transact business and is in good standing as a foreign corporation in any jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the ability of the Buyer to execute this Agreement and the Buyer Documents.

     (b) Authorization and Binding Effect. All proceedings required by the Certificate of Incorporation and By-Laws of the Buyer or otherwise for the execution and delivery by the Buyer of this Agreement and each of the Buyer Documents to which the Buyer is a party and for the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly taken. (i) The representatives of the Buyer executing this Agreement have the authority to bind the Buyer to the terms of this Agreement; and
          (ii) the Buyer has full legal right, power and authority to execute, to deliver, and to perform this Agreement and the Buyer Documents to which the Buyer is a party and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and when duly executed and delivered the Buyer Documents to which the Buyer is a party will constitute, the legal, valid, and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, and similar laws of general application relating to or affecting the enforcement of rights of creditors and, further, except that the availability of equitable remedies is subject to the discretion of the court, arbitrator or tribunal before which any proceeding may be brought.

     (c) Consents and Approvals. Except as required by the Hart-Scott-Rodino Act, no consent, approval, authorization, waiver or notice to or from any Person is required for the execution, delivery, or performance by the Buyer of this Agreement or any of the Buyer Documents to which the Buyer is a party, except such as have already been obtained.

     (d) No Violation. The execution and delivery by Buyer of this Agreement and the Buyer Documents and the performance by the Buyer of its obligations hereunder and thereunder, does not and will not contravene, conflict or be inconsistent with, result in a breach of, constitute a violation of or default under, or require or result in any right of acceleration or create or impose any Lien under (all or any of the foregoing a "breach"):

          (i) the Buyer's articles or certificate of incorporation or by- laws (or other organization documents);

          (ii) any Law applicable or relating to Buyer, its assets or properties; or

          (iii) any contract to which the Buyer is a party except such breach as will not, alone or in the aggregate, have a Material Adverse Effect.

     (e)  Financing.   At the date hereof Buyer has, and at all times
          through the Closing Buyer will have, sufficient financial resources (from its own cash flow, existing credit lines and/or firm underwritten commitments to provide additional debt or equity financing) to provide to Buyer the moneys necessary to pay the General Partner Purchase Price and the Limited Partner Purchase Price at the Closing. Buyer and its Affiliates have complied with and will comply with all covenants with respect to, and all conditions within their control to, such financing(s), and Buyer is not aware of any facts, circumstances or events reasonably likely to prevail or occur that would grant any such financing source the right to refuse to fund, or otherwise lead such financing source to refuse to or be unable to fund, the financing(s) committed to by such source(s).

     (f) Investment Intent. Buyer is acquiring the Shares for investment and not with a view to a sale or distribution thereof within the meaning of the Securities Act of 1933, as amended.


                           ARTICLE IV
                            COVENANTS

4.01. Access to Books and Records. Between the date of this Agreement and the Closing, the Seller will afford to the officers and authorized representatives of Buyer access to all of the Partnership's sites, properties, books and records and will furnish Buyer with such additional financial and operating data and other information as to the business and properties of the Partnership as Buyer may from time to time reasonably request. The Seller and the Buyer will co-operate with the other party, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with the transactions contemplated by this Agreement. All parties hereto will treat all information obtained in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of the confidentiality agreement between Buyer and Philip Services Corp.

4.02. Conduct of Business Pending Closing. Between the date of this Agreement and the Closing Date, the Partnership will, except as set forth on Schedule 4.02:

          (i) carry on its business, consistent with past practice and not introduce any material new method of management, operation or accounting, other than were in process on March 31, 1998;

          (ii) perform in all material respects all of its respective obligations under agreements relating to or affecting its respective assets, properties or rights;

          (iii) use reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

          (iv) use its commercially reasonable efforts to maintain and preserve its business organization intact, retain its respective present key employees and maintain its respective relationship with suppliers, customers and others having business relations with the Partnership;

          (v) maintain its existing debt and capital lease instruments and not enter into new or amended debt or lease instruments without the consent of the Buyer, other than in the ordinary course of the business of the Partnership to finance working capital; and

          (vi) manage its cash consistent with past practice (which Buyer acknowledges includes payment of cash to Seller or its Affiliates of cash not required in the operation of the Partnership, by dividend or otherwise).

4.03. Prohibited Activities. Except as set forth on Schedule 4.03, between the date hereof and the Closing Date, the Seller will cause the Partnership not to commit any of the following, without prior written consent of Buyer:

          (i)  make any change in its Charter Documents;

          (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

          (iii) make any capital expenditures, or commit to make any capital expenditure, or enter into any agreement with respect thereto other than (x) expenditures which are in the ordinary course of business and individually in any amount less than $250,000 and in the aggregate in any amounts less than $500,000 and (y) pursuant to commitments therefor made prior to May 26, 1998, the particulars of which have been provided to the Buyer;

          (iv) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the ordinary course of business, consistent with past practice;

          (v) negotiate for the acquisition of any business or the start- up of any new business;

          (vi) merge or consolidate or agree to merge or consolidate with or into any other corporation or other entity;

          (vii) waive any material rights or claims of the Partnership, provided that the Partnership may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

          (viii) amend or terminate any material agreement, Permit, license or other right of the Partnership;

          (ix) increase the salary or commission level of, or pay bonuses to Business Employees other than those which are normal and customary or committed to prior to May 26, 1998 or pay any fees or unusual distributions to any officer, director, employee or agent of the Partnership or the Companies; or

          (x)  take any other action outside the ordinary course of business.

4.04. No Shop. None of the Partnership, Seller or its Affiliates, nor any agent, officers, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly negotiate, or enter into an agreement with any other party with respect to the sale, transfer or purchase of any ownership interest in or assets of the Partnership or the Companies (a Transaction) other than the sale, transfer or purchase of assets in the ordinary course of the business thereof and shall not enter into any discussions with any other Person with respect to a Transaction. Notwithstanding the foregoing, the Buyer acknowledges that prior to May 26, 1998, the business of the Partnership was marketed to a number of interested parties and that since that date, the Seller's Affiliates have publicly announced the intention to dispose of all its metals businesses, including the Partnership. The Seller, its Affiliates or their representatives, may after the date hereof, receive inquiries from other interested parties, and the Seller and Buyer agree that the response to such inquiries by Seller or its Affiliates, limited to advising such other parties of the fact of this Agreement with the Buyer, will not constitute a breach of the provisions of this Section 4.04.

4.05. Notices and Consents. The Seller will give any notices to third parties, and the Seller and the Partnership will use their best efforts to obtain any third-party consents, that may be necessary to consummate the transactions contemplated hereby or that Buyer may reasonably request.

4.06. 401(k) Transfer Agreement. Seller and Buyer shall use their best efforts to negotiate an agreement, prior to the Closing, providing for the transfer of the account balances of all participants in the Philip 401(k) Plan (the "Philip Plan") who are Business Employees on the Closing Date from the Philip Plan to a qualified plan established or maintained by Buyer; provided however, that any such agreement shall not be effective unless and until approved by U.S. Parent (hereinafter defined), which approval will not be unreasonably withheld.

4.07. Benefits Agreement. Seller and Buyer shall enter into an Agreement at Closing in the form of Schedule 4.07, providing for an Affiliate of Seller to continue coverage of medical, dental, vision, prescription drug, life insurance, supplemental life insurance, travel accident insurance, long-term disability and employee assistance plans (collectively, the "Employee Benefits") to the Business Employees for a period of up to 60 days following the Closing.

4.08. Philip Services Corp.'s Commitment. Philip hereby agrees to cause Seller and its Affiliates to comply with their obligations under this Agreement and to use its best efforts to cause the conditions to the Closing to be satisfied.

4.09.     Business Employees.

     (a) From and after the Closing Date, the Buyer shall indemnify and save the Seller harmless from any and all claims of Business Employees in respect of their employment or the termination of their employment with the Partnership, but only to the extent that the event giving rise to such claim(s) occurs on or after the Closing, including without limitation any claim by a Business Employee in respect of any change in direct compensation and/or benefits from those provided by Seller and its Affiliates to the Business Employees prior to the Closing Date.

     (b) The Buyer agrees to recognize, and to cause its Affiliates to recognize, service of a Business Employee with the Partnership (and also with any Affiliates of the Partnership or the Companies) for purposes of participation, vesting and accruals under any benefit plans of either of the Buyer or any Affiliate of the Buyer under which a benefit vests after an employee has been employed by either of the Buyer or such Affiliate of the Buyer for a designated period; provided however, that such service recognition does not result in a duplication of benefits accrued under any Retirement Plan Group Benefit Arrangement or Partnership Benefit Arrangement.

4.10. Corporate Name. The Buyer shall cause the Partnership to execute, at the Closing, a license agreement granting the Seller a perpetual, irrevocable, world-wide, royalty-free license (without the right to sublicense) to use the name "Intsel" solely in connection with references to the business of the Seller or its Affiliates prior to but not after, the Closing Date.

4.11. Further Action. From time to time, as and when requested by a party hereto, each party hereto shall, at the cost and expense of the requesting party, execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as it may reasonably deem necessary or desirable to carry out the intent and purposes of this Agreement and the Seller Documents to convey, transfer, assign and deliver to the Buyer, or to their successors and permitted assigns, the Shares as required by this Agreement, and to consummate the other transactions contemplated hereby and thereby. Nothing contained in this Section
4.11 shall release any party from liability for any breach or default under any term or provision of this Agreement or the Seller Documents.

4.12. Stay Bonuses. Philip has an obligation to certain Business Employees to pay them stay bonuses and other amounts as a result of the sale of the Shares which bonuses and other amounts are described in a memorandum dated March 20, 1998. Philip shall pay and satisfy all such obligations in full within thirty
(30) days of the Closing Date and, notwithstanding any other provision of this Agreement including Section 9.03 hereof, neither the Partnership nor the Buyer will have any liability therefor.

                            ARTICLE V

            EMPLOYEE BENEFIT PLANS AND INSURANCE

5.01.     Retirement Plans and Group Benefit Arrangements.

     (a) The parties acknowledge and agree that subject to the terms of a benefits agreement to be entered into between the Buyer and Affiliate of Seller, as of the Closing Date and except as required by applicable law, the Business Employees and the former employees of the Partnership shall no longer be eligible for participation in, and, except as described in Section 5.01 (b) hereof, shall no longer be covered by, any of the Retirement Plans or Group Benefit Arrangements. The parties further acknowledge and agree that neither the Seller nor any of the Seller's Affiliates has undertaken any obligation under this Agreement or otherwise to provide any benefits or credits, by amendment or otherwise, in respect of any Business Employee or any former employee of the Partnership under any of the Retirement Plans or Group Benefit Arrangements in addition to the benefits and credits currently set forth in such Retirement Plan or Group Benefit Arrangement. Except pursuant to such benefits agreement, from and after the Closing Date, neither the Seller nor any of the Seller's Affiliates shall have any obligation or liability under any of the Retirement Plans or Group Benefit Arrangements concerning coverage of the Business Employees in respect of their services for the Partnership after the Closing Date or their compensation from the Partnership earned after the Closing Date. Without limiting the generality of the foregoing, the parties specifically acknowledge and agree that, except to the limited extent (if any) required by Code Section 401(k)(10), no service performed by any Person on or after the Closing Date for the Partnership, for the Buyer, or for any of the Buyer's Affiliates (and no compensation earned in respect of such service) shall be credited or taken into account for any purpose under any Retirement Plan, and that as of the Closing Date the Partnership shall cease to be a participating company in and an employer under the Seller's Retirement Plans.

     (b) The parties acknowledge and agree that except as may be provided in the transfer agreement to be entered into pursuant to
          Section 4.06 hereof the Retirement Plans and the Group Benefit Arrangements remain liable for the provision of benefits to Business Employees and former employees of the Partnership in respect of services performed and compensation earned through the Closing Date to the extent provided in such Retirement Plans and Group Benefit Arrangements.

5.02. Other Benefits. The Buyer acknowledges and agrees that, from and after the Closing Date except as provided in the benefits agreement, neither the Seller nor any of the Affiliates of the Seller shall have any liability or obligation under or in connection with any Partnership Benefit Arrangement, including any liability or obligation for

     (a) any claim of any of the Business Employees or the former employees of the Partnership related to the period prior to the Closing Date; or

     (b) continuation coverage of such Business Employees or former employees under any group health plan pursuant to Code Section 4980B in respect of qualifying events that may have occurred or may occur before, on, or after the Closing Date.

5.03. Insurance. From and after the Closing Date, neither the Seller nor any of the Seller's Affiliates shall have any responsibility for obtaining or maintaining liability, property, workers' compensation, directors' and officers' liability, errors and omissions, or any other insurance insuring the business, operations, employees or former employees of the Partnership or the Companies or affecting or relating to the ownership, use, or operation of any of the assets or properties of the Partnership or the Companies. Buyer and the Partnership shall not have any liability or obligation for any event covered by any such insurance (including self-insurance coverage) and occurring prior to the Closing Date, provided that the Seller receives notice in writing of any claim relating thereto within 120 days after the Closing Date.

                           ARTICLE VI

                           TAX MATTERS

6.01. Partnership Income Tax Returns. The Seller shall file (or cause to be filed) all federal and state income tax returns for the Partnership for all applicable periods through and ending on the Closing Date.. The Buyer shall file (or cause to be filed) all federal and state income tax returns for the Partnership for the period beginning on the day immediately following the Closing Date.

6.02. Federal Income Taxes. The Seller shall include in the Seller's consolidated federal income tax return the net income of the Companies (including the net income of the Partnership) for all periods through and ending on the Closing Date. The Seller shall be responsible for and shall pay all federal income taxes attributable to such net income, including any federal income taxes, interest, and penalties resulting from any audit or other adjustment related thereto for which any of the Companies may be liable. The Buyer shall file (or cause the Companies to file) federal income tax returns in respect of the Companies for the period beginning the day immediately following the Closing Date. The Buyer shall be responsible for and shall pay (or shall cause the Companies to be responsible for and to pay) all federal income taxes attributable to the net income of the Companies for such period, including any federal income taxes, interest, and penalties resulting from any audit or other adjustment related thereto for which any of the Companies may be liable.

6.03. State Income and Franchise Taxes. The Seller shall file (or cause to be filed) all required state and local tax returns for the Companies for the periods up to and including the Closing Date and the Seller shall be responsible for and shall pay all required state and local taxes, interest, and penalties attributable to the income for such period, including any taxes, interest, and penalties resulting from any audit or other adjustment related thereto for which any of the Companies may be liable. The Buyer shall file (or cause to be filed) all required state and local tax returns for the Companies for the period beginning the day immediately following the Closing Date and the Buyer shall be responsible for and shall pay (or shall cause the Companies to be responsible for and to pay) all required state and local taxes, interest, and penalties attributable to the income for such period, including any taxes, interest, and penalties resulting from any audit or other adjustment related thereto for which any of the Companies may be liable. If any taxing authority does not recognize the change of control of the Companies and does not require the filing of separate returns for the period before and after the Closing Date, the Buyer shall file (or cause to be filed) such tax returns for the Companies for the year 1998, and the Buyer and the Seller shall each pay their proportionate share of all taxes payable, which taxes shall be apportioned as if prepared on a separate return basis as set out in this Section 6.03. The Seller shall assist the Buyer in the preparation of such other required state and local tax returns, as necessary.

6.04. Tax Refunds. Tax refunds received by the Seller or the Buyer or any Affiliate of the Buyer, including any of the Companies, in respect of any taxes paid by the Seller or the Companies for any period prior to the Closing to the extent not reflected in the partnership Financial Statements or the Company Financial Statements shall be for the benefit of the Seller and, if received by the Buyer or any Affiliate of the Buyer, shall be paid to the Seller within thirty (30) days of receipt. Tax refunds received by the Buyer, Seller or any Affiliate of the Seller in respect of any taxes paid by the buyer or any Affiliate of the buyer for any period after Closing shall be for the benefit of the Buyer and if received by Seller or any Affiliate of Seller shall be paid to Buyer within thirty (30) days of receipt. For purposes of this Section 6.04, the determination of each party's tax liability as to before or after Closing shall be determined in the manner provided in Section 6.02 for federal income taxes and Section 6.03 for state and local taxes.

6.05. Section 338(h)(10) Election. (i) Seller will join with Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase and sale of the Shares. Seller will pay any liability for tax (including but not limited to any state, local or foreign tax) attributable solely to the making of the Section 338(h)(10) Election and will indemnify and save Buyer harmless from any liability therefor. The parties agree that the aggregate of the Limited Partner Purchase Price and the General Partner Purchase Price will be allocated to the assets of the Partnership for all purposes (including financial and tax accounting purposes) in the manner shown in Schedule 6.05. Buyer and Seller shall file all tax returns (including amended returns and claims for refunds) in a manner consistent with such allocation.

(ii) Neither Seller nor any Affiliate thereof, including U.S. Parent (hereinafter defined) and Canadian parent of U.S. Parent ("Canadian Parent") shall take any action that would negate such Section 338(h)(10) Election. Seller shall indemnify Buyer for any tax or loss of benefits arising solely as a result of any such action by Seller or any Affiliate. The Seller, the Companies and the Partnership represent and warrant that the parent of the US Consolidated Group for US Federal Income Tax purposes is Philip Services (Delaware), Inc. ("U.S. Parent") and that the Canadian Parent is Philip Enterprises Inc..

6.06. Section 754 Election. The Partnership shall have in effect or the Seller shall cause the Partnership to place in effect an election under Code Section 754 (and any similar state election) to adjust the basis of the Partnership property for the last Partnership return required to be filed by the Companies for the periods through the Closing Date.


                           ARTICLE VII

                      CONDITIONS OF CLOSING

7.01. Conditions to Obligation of Buyer. The obligations of Buyer to consummate the purchase and sale of the Shares are subject to the satisfaction of the following conditions, each of which may be waived by the Buyer:

     (a)  Representations and Warranties; Performance of Obligations.
          The representations and warranties of the Seller set forth in
          Section 3.01 hereof shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. The Seller and the Companies shall have performed, in all material respects, the agreements and obligations required to be respectively performed by them under this Agreement prior to the Closing Date. The Seller and the Companies shall have executed and delivered to Buyer a certificate or certificates certifying to their compliance with the foregoing. If the Buyer on the one hand or the Seller, on the other hand (the "Knowing Party") has actual knowledge at the time of Closing that a representation or warranty made by the other party is false or the other party has violated a covenant made by it under this Agreement, the Knowing Party shall promptly notify the other party of such fact. If the Knowing Party proceeds to the Closing notwithstanding such knowledge, the Knowing Party shall be deemed to have waived any rights it may have for indemnification or damages against the other party to the extent that any damages result from such breach of representation or warranty or failure to perform such covenant.

     (b) Consents and Notices. All consents and notices which may be necessary in order to consummate the purchase and sale, or any of the other transaction contemplated hereby in accordance with the terms hereof, shall have been obtained (in the case of consents) or given (in the case of notices) and shall be in full force and effect. Without limiting the generality of the foregoing, all waiting periods (including any extensions) shall have expired or shall have been earlier terminated under the HSR Act.

     (c)  INTENTIONALLY DELETED.

     (d) Legal Restraints. No proceeding by any governmental authority which seeks to restrain, delay, enjoin or hinder the consummation of the transactions contemplated hereby shall have been commenced or shall be threatened and no decree, temporary restraining order, preliminary or permanent injunction or other order shall be in effect issued by a court of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby .

     (e) Delivery of Shares. Seller shall have delivered to Buyer a certificate or certificates representing the Shares, duly endorsed in blank or accompanied by a stock power covering such Shares, duly executed in blank by Seller.

     (f) Officers' and Directors' Resignations of the Companies. Each officer and director of the Companies holding such positions immediately prior to the Closing Date shall have executed and delivered to the Buyer a resignation from such positions.

     (g) Delivery of Minute Books and Stock Transfer Records. The minute books and stock transfer records of each of the Companies and their respective corporate seals shall have been delivered to the Buyer.

     (h) Non-Competition Agreement. Seller shall have executed and delivered to Buyer a non-competition agreement by which Seller and its Affiliates agree that they shall not compete with the business of the Partnership for a period of five (5) years following the Closing. Such non-competition agreement shall be in a form and content acceptable to Buyer and Seller.

     (i) Opinion of Counsel. Buyer shall have received an opinion of general counsel to Seller, Colin Soule, dated the Closing Date and substantially in the form and content of Schedule 7.01(i).

7.02. Conditions to Obligations of Seller. The obligations of Seller to consummate the purchase and sale of the Shares are subject to the satisfaction of the following conditions, each of which may be waived by the Seller:

     (a)  Representations and Warranties; Performance of Obligations.
          The representations and warranties of the Buyer set forth in
          Section 3.03 hereof shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. The Buyer shall have performed, in all material respects, the agreements and obligations required to be performed by it under this Agreement prior to the Closing Date. The Buyer have executed and delivered to Seller a certificate or certificates certifying to their compliance with the foregoing. If the Buyer on the one hand or the Seller, on the other hand (the "Knowing Party") has actual knowledge at the time of Closing that a representation or warranty made by the other party is false or the other party has violated a covenant made by it under this Agreement, the Knowing Party shall promptly notify the other party of such fact. If the Knowing Party proceeds to the Closing notwithstanding such knowledge, the Knowing Party shall be deemed to have waived any rights it may have for indemnification or damages against the other party to the extent that any damages result from such breach of representation or warranty or failure to perform such covenant.

     (b) Consents and Notices. All consents and notices which may be necessary in order to consummate the purchase and sale, or any of the other transaction contemplated hereby in accordance with the terms hereof, shall have been obtained (in the case of consents) or given (in the case of notices) and shall be in full force and effect. Without limiting the generality of the foregoing, all waiting periods (including any extensions) shall have expired or shall have been earlier terminated under the HSR Act.

     (c) Legal Restraints. No proceeding by any governmental authority which seeks to restrain, delay, enjoin or hinder the consummation of the transactions contemplated hereby shall have been commenced or shall be threatened and no decree, temporary restraining order, preliminary or permanent injunction or other order shall be in effect issued by a court of competent jurisdiction prohibiting the consummation of this transactions contemplated hereby .

     (d) Payment of Purchase Price. Buyer shall have delivered to Seller, the General Partner Purchase Price and the Limited Partner Purchase Price in the manner provided in Section 2.02 hereof.

     (e) Opinion of Counsel. Seller shall have received an opinion of Bracewell & Patterson, L.L.P., legal counsel to Buyer, dated the Closing Date, and substantially in the form and content of Schedule 7.02(e).

     (f) Corporate Documents. Buyer shall have delivered to Seller (i) a certified copy of the certificate of incorporation and by-laws of Buyer and (ii) a certified copy of resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and any other document delivered by Buyer hereunder.

     (g) Benefits Agreement. Buyer and Seller shall have entered into the agreement contemplated by Section 4.07 hereof.

     (h) Assignment Agreement. Seller shall have assigned to Buyer and Buyer shall have assumed and shall agree to save Seller harmless from all of Seller's obligations for the five (5) vehicles leased pursuant to the Lease Agreement described in paragraph 5 of Schedule 3.01(s) hereto.


                          ARTICLE VIII

                       CLOSING/TERMINATION

8.01 Closing. The Closing shall take place at the offices of the Seller, 100 King Street West, Hamilton, Ontario at 10:00 am local time on July 6, 1998, subject to Section 8.02, or such later date as the parties may agree (the "Closing Date").

8.02. Termination. This Agreement may be terminated at any time prior to the Closing Date solely:

             (i)  by mutual consent of Buyer and Seller; or

             (ii) by Buyer or by Seller, if the transaction contemplated by this
               Agreement to take place at the Closing shall not have occurred by July 31, 1998 (the "Termination Date"), unless the failure of such transactions to be consummated is due to the wilful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date.

                           ARTICLE IX

                         INDEMNIFICATION

9.01. Indemnification by the Seller/Philip. Subject to the limitations set forth in Section 9.03 from and after the Closing Date, the Seller and Philip, jointly and severally agree to hold harmless, indemnify, reimburse and defend each of the Buyer and its Affiliates and their respective past, present and future shareholders, directors, officers, employees, agents and representatives (collectively, the "Buyer's Indemnified Affiliates"), to the exclusion of any other remedy under any provision of law or equity, for, from and against any and all Claims asserted against, imposed on, or incurred or sustained by, the respective Buyer or any of the Buyer's Indemnified Affiliates resulting from, arising out of or connected with:

     (a) Any breach of any of the representations and warranties made by the Seller in this Agreement or the Seller Documents to which the Seller is a party, but only to the extent that any such breach has not been waived in writing by the Buyer; or

     (b) The nonfulfilment or breach of any agreement or covenant made by the Seller in this Agreement or the Seller Documents to which it is a party, but only to the extent that any such nonfulfilment or breach has not been waived in writing by the Buyer; or

     (c) Any claim made against Buyer or any of Buyer's Indemnified Affiliates by or on behalf of a shareholder of Philip (solely in its capacity as a shareholder of Philip and solely by reason of any claim arising out of the claimant's shareholdings in Philip)
          (x) arising out of or related to the sale to and purchase by Buyer of the Shares on the terms and conditions contained in this Agreement, or (y) arising out of the operation of the business of the Partnership prior to the Closing or the operation of any other business of Philip or any Affiliate, prior to the Closing (as to which indemnification the limitation imposed by Section
          9.03 shall be inapplicable);or

     (c) Any liability resulting from any failure to file or provide or any delay in filing or providing any document or notice required with respect to a Retirement Plan (as to which indemnification the limitations imposed by Section 9.03 shall be inapplicable).

9.02. Indemnification by the Buyer. The Buyer agrees to hold harmless and indemnify the Seller and its Affiliates and their respective past, present, and future shareholders, directors, officers, employees, agents, and representatives (collectively, the "Seller's Indemnified Affiliates"), to the exclusion of any other remedy under any provision of law or equity, against any and all Claims asserted against, imposed on, or incurred or sustained by, the Seller or any of the Seller's Indemnified Affiliates, resulting from, arising out of, or connected with:

     (a) Any breach of any of the representations and warranties made by the Buyer in this Agreement or the Buyer Documents to which the Buyer is a party, but only to the extent that any such breach has not been waived in writing by the Seller; or

     (b) The nonfulfilment or breach of any agreement or covenant made by the Buyer in this Agreement or the Buyer Documents to which the Buyer is a party, but only to the extent that any such nonfulfilment or breach has not been waived in writing by the Seller; or

     (c) Any obligation or liability arising from any act or omission of the Buyer or the Partnership or the Companies or any other Affiliate of the Buyer or any of the officers, employees, agents, consultants or contractors of any of the foregoing following the Closing, including environmental matters (as to which indemnification the limitations imposed by Section 9.03 shall be inapplicable).

9.03. Limitations on Indemnification. The indemnification rights set out above are subject to the following limitations:

     (a) For the purposes of Sections 9.01 and 9.02, all Claims shall be computed net of:

             (i)  Any insurance proceeds that are actually received by the
               Indemnitee; and

             (ii) Any amounts actually received by the Indemnitee from any third party as a result of or based on any claim that the Indemnitee may have against such third party arising from or related to the event or occurrence that gave rise to the Claim, and that would reduce the damage or loss that otherwise would be sustained by the Indemnitee.

     (b)  If Indemnitee claims indemnification under Section 9.01 or Section
          9.02 it shall be required, as a condition therefor, to use its best efforts to pursue any claim or right that it may have against any third party that would materially reduce the amount of the Claim for which such party seeks indemnification under Section 9.01 or 9.02, as the case may be.

     (c) The indemnification rights under Section 9.01 and 9.02 shall expire at the respective times set forth in Section 9.07 and neither Seller, Philip nor Buyer shall have any liability under
          Section 9.01 or 9.02 respectively or otherwise in connection with the transactions contemplated by this Agreement unless the Indemnitee gives written notice to the Indemnitor asserting a Claim, including reasonably detailed specific facts and circumstances pertaining thereto, before the expiration of the periods of time that the underlying representations, warranties, covenants and agreements survive under Section 9.07 hereof.

     (d) Indemnification for Claims under Section 9.01 shall be payable hereunder only if and to the extent that the aggregate amount of all Claims of the Indemnitee shall exceed $1,500,000 and shall not be payable in any event with respect to the first $1,500,000 of such claims except for any claim arising out of Taxes that are payable by the Companies or the Partnership, and that are solely attributable to Taxes payable by a related tax party (as such term is defined in Section 3.01(t)(ii)), in which case there shall be no minimum on Seller, and Philip's liability for indemnification in respect of such Taxes.

     (e)  Seller and Philip's liability for all claims under Section
          9.01 shall not in any event exceed $50,000,000 except for any claim arising out of Taxes that are payable by the Companies or the Partnership, and that are solely attributable to Taxes payable by a related tax party (as such term is defined in Section 3.01(t)(ii)), in which case there shall be no maximum cap on Seller, and Philip's liability for indemnification in respect of such Taxes.

9.04. Brokerage. The Seller and Philip, on the one hand and the Buyer, on the other hand agree to indemnify, reimburse, defend, and hold each other harmless from any and all liability, loss or expense (including counsel fees) incurred by the Indemnitee as a result of or in connection with any claim by any broker, finder, investment banker or other Person who claims to have been retained by the indemnifying party in connection with the transactions contemplated by this Agreement.

9.05. Notice of Claim. In respect of any Claim, written notice thereof (a "Notice of Claim") containing reasonably detailed particulars shall be given to the Indemnitor promptly after such Claim shall have been served upon, or otherwise become known to, the Indemnitee. However no delay in providing such Notice of Claim shall affect Indemnitor's obligations to Indemnitee hereunder.

9.06. Defense of Third-Party Claims. Any claim or demand set forth in a Notice of Claim relating to a Claim by any third party (a "Third-Party Claim") shall be subject to the following terms and conditions:

     (a) Upon receipt of a Notice of Claim, the Indemnitor shall be entitled, at its own expense, to participate in and, upon notice to the Indemnitee, to undertake the defense of the respective Third-Party Claim in good faith by counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnitee; provided, however, that, if in the Indemnitee's reasonable judgment, a conflict of interest may exist between the Indemnitee and the Indemnitor in respect of such Third-Party Claim, each party shall be entitled to select counsel of its own choosing, in which event each party shall be obligated to pay the fees and expenses of its own counsel.

     (b) If within thirty (30) days after written notice to the Indemnitee of the Indemnitor's intention to undertake the defense of any such Third-Party Claim, the Indemnitor shall fail to defend the Indemnitee against whom such Third-Party Claim shall have been asserted, the Indemnitee shall have the right (but not the obligation) to undertake the defense, compromise or settlement of such Third-Party Claim on behalf of, and for the account and at the risk of, the Indemnitor.

     (c)  Notwithstanding anything in this Section 9.06 to the contrary,

          (i) should there be a reasonable probability in the Indemnitee's judgment that a Third-Party Claim asserted against the Indemnitee may materially and adversely affect the Indemnitee other than as a result of the imposition of money damages or other money payments, the Indemnitee shall have the right, at its sole option, to take over the defense of such Third-Party Claim (in which case the Indemnitor and the Indemnitee shall share equally the cost and expense of such defense) or to co-defend such Third-Party Claim (in which case the Indemnitee shall bear the cost and expense of the additional counsel);

          (ii) the Indemnitor shall not, without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld), pay, settle or compromise any such Third-Party Claim or consent to entry of any judgment relating to any such Third-Party Claim, unless such settlement, compromise or judgment shall include as an unconditional term thereof that the claimant or the plaintiff shall release the Indemnitee from all liabilities in respect of such Third-Party Claim; and

          (iii) the Indemnitee shall not, without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld) pay, settle or compromise any Third-Party Claim or consent to entry of any judgment relating to any Third-Party Claim; provided, however, that the Indemnitee shall have the right so to settle, compromise or consent, but in such event the Indemnitee shall waive any right to indemnification by the Indemnitor in respect of such Third-Party Claim unless the Indemnitor shall have unreasonably withheld its consent.

     (d) The Indemnitor and the Indemnitee shall each provide the other and their respective representatives with reasonable access to all of their respective records and documents relating to any Third-Party Claim and shall co-operate fully, each with the other, in the defense of all such claims; provided, however, that nothing herein stated or otherwise implied shall be deemed to waive any attorney-client, work-product or joint-defense privilege.

9.07.       Survival  After  the  Closing  and  Time  Limits   on
Indemnification.

     (a) The Closing shall not affect the validity or effectiveness of any representation, warranty, covenant or agreement contained herein, or any Claim of breach, violation or nonfulfilment of any of the foregoing. Notwithstanding the preceding sentence, none of the parties shall be liable under this Agreement except in respect of any Claim for which a Notice of Claim shall have been received by the other party within the applicable period, as follows:

          (i) The greater of four (4) years from the Closing Date or the applicable statute of limitations (including any extensions thereof) in the case of any Claim made for breach of any of the representations or warranties made therein by the Seller in respect of tax matters or tax returns;

          (ii) Three (3) years from the Closing Date in the case of any Claim made for breach of any of the representations or warranties made by the Seller in Section 3.01(a);

          (iii) Two (2) years from the Closing Date in the case of any Claim made for breach of any of the representations or warranties made by the Seller in Section 3.01(o); or

          (iv) One (1) year from the Closing Date in the case of any other Claim in respect of a breach of representation or warranty.

     (b) All covenants and agreements of the parties contained in or made pursuant to this Agreement and required to be performed on or prior to the Closing Date shall not survive the Closing and shall be deemed, on Closing, to have been waived by the party for whose benefit the covenant or agreement exists. All other covenants and agreement contained in or made pursuant to this Agreement (including Section 9.01 and 9.02) shall survive the Closing for so long as any claim may be made in respect of such matters under any applicable statute of limitations.

9.08. No Punitive Damages. Notwithstanding anything to the contrary set forth in this Agreement, no party hereto shall have any liability to any other party hereto, any of Buyer's Indemnified Persons or any of Seller's Indemnified Persons for any punitive, consequential or special damages by virtue of any breach of any representations, warranty, covenant or agreement in or pursuant to this Agreement, any Seller Document or Buyer Document or any other agreement, document or instrument executed and delivered pursuant hereto or in connection herewith or the Closing; provided; that the foregoing shall not be deemed to limit the obligation of any party hereunder to indemnify for Claims constituting punitive, consequential or special damages awarded to any third-party claimant.

9.09. Exclusive Remedy. Each party thereto agrees that in the absence of fraud the sole liability of any other party hereto for any claim with respect to the transactions contemplated under this Agreement from and after the Closing Date shall be limited to indemnification under this Article IX; provided; however, that the foregoing shall not be deemed to prohibit or restrict the availability of any equitable remedies (including specific performance) in the event of any violation or threatened violation.


                            ARTICLE X

                          MISCELLANEOUS

10.01. Expenses. The Buyer and the Seller shall pay their respective expenses in connection with the negotiation, execution, delivery and performance of this Agreement and all documents exchanged pursuant hereto. Without limiting the generality of the foregoing, each party hereto shall be responsible for the fees and expenses of its counsel.

10.02. Access to Records. For a period of seven (7) years after the Closing Date, each party hereto shall give to the other access to the books, files and records in such party's possession pertaining to the Partnership and the Companies as the same existed prior to the relevant date;

provided, however, that any right of access pursuant to this Section 10.02 shall be conducted in such manner as not to interfere unreasonably with the operations of the business of the party possessing such books, files and records and, further, that nothing in this Section 10.02 shall be construed as requiring a party hereto to grant to the other access to any books, files or records in such party's possession that relate to the subject matter of any action or proceeding that may arise hereafter to which the Buyer and the Seller are subject. After expiration of the above-referenced seven- (7)-year period, each party shall be free to destroy or dispose of such books, files and records, unless prior to such destruction or disposal such party shall have received notice from another party of such other party's intent to take possession of all or any portion of such books, files and records or to make copies thereof, in which case such other party shall have the right to take possession of such books, files and records, or such portion thereof, or to make copies thereof, at such other party's sole cost and expense, prior to such destruction or disposal.

10.03. Transfer Taxes. Etc. Any sales, use, transfer or similar taxes that may be incurred in connection with the transfer of the Shares shall be paid by the Buyer in accordance with applicable law.

10.04. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by registered or certified mail, return receipt requested, postage prepaid, by facsimile transmission or in hand, addressed as follows:

     If to the Seller:

          c/o Philip Metals (USA) Inc.
          100 King Street West
          LCD #1, Box 2440
          Hamilton, ON
          L8N 4J6 CANADA
          Facsimile:     (905) 521-9160
          Attention:     General Counsel

     If to the Buyer:

          Metals USA, Inc.
          Three Riverway, Suite 600
          Houston, Texas
          Facsimile:     (713) 965-0067
          Attention:     General Counsel

Any party may by notice given pursuant to this Section 10.04 change the party, address or facsimile number to which notice or other communications to it are to be thereafter delivered, mailed or sent.

10.05. Assignment. No party hereto shall assign any of its rights or delegate any of its obligations hereunder to any Person or Persons without the express prior written consent of the other parties hereto.

10.06. Arbitration. Subject only to the provisions of section 9.06 hereof with respect to Third Party Claims, any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to final and binding arbitration, to the exclusion of any other court, forum or jurisdiction. Such arbitration shall be conducted under the commercial arbitration rules of the American Arbitration Association in effect from time to time, which rules are deemed to be incorporated by reference into this clause. The tribunal shall consist of three arbitrators. Each party shall appoint one arbitrator, and the two party-appointed arbitrators shall select a third arbitrator, who shall act as Chairman. If the party-appointed arbitrators cannot agree on a Chairman, the Chairman shall be appointed by the American Arbitration Association. The place of arbitration shall be Chicago, Illinois. Unless the arbitration tribunal shall determine otherwise, the costs of the arbitration shall be borne by the parties equally and each party shall bear its other legal costs, including the fees of its attorneys. In the event that a party shall purport to submit to a court, any dispute arising out of or in connection with this Agreement, any other party may plead the provisions of this paragraph as a complete defence to any such claim.

10.06A. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement.

10.07. Nondisclosure of Confidential Information. Seller and Philip recognizes and acknowledges that they have had access to certain confidential information of the Partnership relating to its operations prior to the Closing Date, such as operational policies, pricing and cost policies, and other information, that are valuable, special and unique assets of the Partnership. Seller and Philip agree that they will not disclose after the Closing Date such confidential information, or any confidential information of the Partnership to which they may have access in the future, to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of Buyer, (b) to counsel of Seller or its Affiliates and their other advisers, and (c) to the lenders of Seller and its Affiliates and members of its banking syndicate and their counsel and other advisers, and provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 10.07 unless (i) such information becomes known to the public generally through no fault of Seller, or (ii) disclosure is required by law or the order of any governmental authority, provided, that prior to disclosing any information pursuant to this clause (ii), Seller shall give prior written notice thereof to Buyer and to provide Buyer with the opportunity to contest such disclosure. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which Buyer would have no other adequate remedy, Seller agrees that the foregoing covenants may be enforced against Seller by injunctions, restraining orders and other appropriate equitable relief. Nothing herein shall be construed as prohibiting Buyer from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. The obligations of the parties under this Section 10.07 shall survive the termination of this Agreement for a period of five (5) years.


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

PHILIP METALS (USA) INC.


By:_________________________________
     Name:
     Title:


Witness:  ____________________________


METALS USA, INC.


By:_________________________________
     Name:
     Title:

Witness:  ____________________________


PHILIP SERVICES CORP.


By:_________________________________
     Name:
     Title:


Witness:  ____________________________

PHILIP SERVICES (DELAWARE) INC.
in respect of Section 6.05(ii) only


By:_________________________________
     Name:
     Title:


Witness:  ____________________________


PHILIP ENTERPRISES INC.
in respect of Section 6.05(ii) only


By:_________________________________
     Name:
     Title:


Witness:  ____________________________